UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Netezza Corporation

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NETEZZA CORPORATION
200 Crossing Boulevard
Framingham, Massachusetts 01702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, June 6, 2008

The 2008 Annual Meeting of Stockholders of Netezza Corporation will be held at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts on Friday, June 6, 2008 at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

(1) To elect three class I directors to serve until the 2011 Annual Meeting of Stockholders;

(2) To amend our 2007 Stock Incentive Plan to establish a maximum number of shares that could be authorized under the plan;

(3) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 22, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Patrick J. Scannell, Jr.,
Secretary

Framingham, Massachusetts
May 7, 2008

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

NETEZZA CORPORATION, INC.
200 Crossing Boulevard
Framingham, Massachusetts 01702

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, June 6, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Netezza Corporation for use at the Annual Meeting of Stockholders to be held on Friday, June 6, 2008, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the proxies will be voted in favor of each of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting. You may obtain directions to the location of our Annual Meeting by contacting Investor Relations at 508-665-6800 or at ir@netezza.com. The Notice of Annual Meeting, this proxy statement and accompanying proxy and our annual report for the fiscal year ended January 31, 2008 are first being mailed to stockholders on or about May 7, 2008.

Our fiscal year ends on January 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended on January 31 of that year. For example, fiscal 2008 refers to the fiscal year ended January 31, 2008.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Stockholder Meeting to be Held on June 6, 2008:

This proxy statement and the 2008 annual report to stockholders are available for viewing, printing and downloading at www.netezza.com/AnnualMeeting

You may request a copy of the materials relating to our Annual Meetings of Stockholders, including the proxy statement for the 2008 Annual Meeting and 2008 annual report to stockholders, at the website address above, by contacting Investor Relations at ir@netezza.com or by calling 508-665-6800. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder who contacts us at the phone number and email address listed above or upon written request to:

BEFORE MAY 27, 2008 Netezza Corporation 200 Crossing Boulevard Framingham, Massachusetts 01702 Attention: Investor Relations	AFTER MAY 27, 2008 Netezza Corporation 26 Forest Street Marlborough, Massachusetts 01752 Attention: Investor Relations

Who Can Vote

To be able to vote, you must have been a stockholder of record at the close of business on April 22, 2008. As of that date, 57,990,285 shares of our common stock, constituting all of the outstanding voting stock of Netezza, were outstanding. Each share of common stock entitles the holder to one vote for each matter to be voted on at the Annual Meeting.

Quorum Requirement

A majority of the number of shares of common stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum for purposes of each matter to be voted on at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Votes Required

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of common stock is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the votes cast on the matter is required to approve the amendment to our 2007 Stock Incentive Plan and to ratify the selection of our independent registered public accounting firm.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the election of directors, the approval of the amendment of our 2007 Stock Incentive Plan or the ratification of the selection of our independent registered public accounting firm.

Beneficial Ownership of Voting Stock

The following table sets forth the beneficial ownership of our common stock as of February 29, 2008 by: (1) each holder of 5% of more of our outstanding common stock, (2) each executive officer named in the Summary Compensation Table included in this proxy statement, (3) each director and (4) all directors and executive officers as a group.

	Number of Shares	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned(1)	Outstanding Common Stock(2)

5% Stockholders
Matrix Partners(3)	8,249,272	14.30%
1000 Winter Street Suite 4500 Waltham, MA 02451
Battery Ventures(4)	7,773,940	13.47%
930 Winter Street Suite 2500 Waltham, MA 02451
Charles River Partnership XI, LP	5,554,476	9.63%
and affiliated entities(5) 1000 Winter Street Suite 3300 Waltham, MA 02451
Meritech Capital Partners(6)	3,142,707	5.45%
245 Lytton Avenue Suite 350 Palo Alto, CA 94301
Directors and Executive Officers
Jitendra S. Saxena(7)	2,545,696	4.35%
James Baum(8)	590,000	1.01%
Patrick J. Scannell, Jr.(9)	553,041	*
Raymond Tacoma(10)	572,250	*
Patricia Cotter(11)	200,750	*
Ted R. Dintersmith(12)	5,566,976	9.65%
Robert J. Dunst, Jr.	15,500	*
Paul J. Ferri(13)	8,261,772	14.32%
Peter Gyenes	—	*
Charles F. Kane(14)	50,000	*
Edward J. Zander(15)	228,500	*
All executive officers and directors as a group (11 persons)	18,584,484	30.94%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Each person or entity has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. In accordance with Securities and Exchange Commission (“SEC”) rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options held by him or her that were exercisable on February 29, 2008 or within 60 days after February 29, 2008. Any reference in these footnotes to stock options refers only to such vested options.

(2)	In computing the percentage ownership of each individual and entity, the number of outstanding shares of common stock includes, in addition to the 57,699,524 shares outstanding as of February 29, 2008, any shares subject to options held by that individual or entity that were exercisable on or within 60 days after February 29, 2008. These shares are not considered outstanding, however, for the purpose of computing the percentage ownership of any other stockholder.

(3)	Consists of 5,707,345 shares held by Matrix Partners VI, L.P. (“Matrix VI”), 1,904,047 shares held by Matrix VI Parallel Partnership-A L.P. (“Parallel A”), and 637,880 shares held by Matrix VI Parallel Partnership-B L.P. (“Parallel B”) (together, the “Matrix VI Entities”). Mr. Ferri is a Managing Member of Matrix VI Management Co., L.L.C., the general partner of each of the Matrix Entities, which has sole voting power over all of the shares held by the Matrix VI Entities. Mr. Ferri, by virtue of his management position in Matrix VI Management Co., L.L.C., also has sole voting and dispositive power with respect to the shares for each of those entities.

(4)	Consists of 7,462,983 shares held by Battery Ventures VI, L.P. and 310,957 shares held by Battery Investment Partners VI, LLC. The managing members of Battery Partners VI, LLC, the general partner of Battery Ventures VI, L.P., are Thomas J. Crotty, Oliver D. Curme, Richard D. Frisbie, Morgan M. Jones, Kenneth P. Lawler, Mark H. Sherman and Scott R. Tobin, who report sole voting and dispositive power for the shares held by Battery Ventures VI, L.P. Each of Messrs. Crotty, Curme, Frisbie, Jones, Lawler, Sherman and Tobin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The managers of Battery Investment Partners VI, LLC are Thomas J. Crotty and Oliver D. Curme, who report sole voting and dispositive power for the shares held by Battery Investment Partners VI, LLC. Mr. Lawler is a member of Battery Investment Partners VI, LLC. Each of Messrs. Crotty, Curme and Lawler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Consists of 5,390,056 shares held by Charles River Partnership XI, LP (“CRP XI LP”), 136,153 shares held by Charles River Friends XI-A, LP (“CRF XI-A LP”) and 28,267 shares held by Charles River Friends XI-B, LP (“CRF XI-B”). CRP XI LP, CRF XI-A LP and CRF XI-B LP each may be deemed to have shared voting and dispositive power over the 5,554,476 shares reported. Charles River XI GP, LP is the General Partner of CRP XI LP. Charles River XI GP, LLC is the general partner of CRP XI LP, CRF XI-A LP and CRF XI-B LP. The Managing Members of Charles River XI GP, LLC are Izhar Armony, Christopher Baldwin, Richard M. Burnes, Jr., Ted R. Dintersmith, Bruce I. Sachs, William P. Tai and Michael J. Zak, each of whom have shared voting and dispositive power over the 5,554,476 shares reported but disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein, and none of whom has sole voting and dispositive power with respect to such shares.

(6)	Consists of 3,041,201 shares held by Meritech Capital Partners II L.P. (“MCP II”), 78,252 shares held by Meritech Capital Affiliates II L.P. (“MC AFF II”) and 23,254 shares held by MCP Entrepreneur Partners II L.P. (“MEP II”). Meritech Capital Associates II L.L.C. (“MCA II”), the general partner of MCP II, MC AFF II and MEP II, and Meritech Management Associates II L.L.C. (“MMA II”), a managing member of MCA II, may be deemed to have sole voting and dispositive power over the shares held by MCP II, MC AFF II and MEP II. Paul Madera and Michael Gordon, the managing members of MMA II, may be deemed to have shared voting and dispositive power over such shares.

(7)	Includes 1,788,571 shares held by Mr. Saxena and 757,125 shares of common stock subject to stock options.

(8)	Consists of 590,000 shares of common stock subject to stock options.

(9)	Includes 334,041 shares held by Mr. Scannell and 219,000 shares of common stock subject to stock options.

(10)	Includes 572,250 shares of common stock subject to stock options.

(11)	Includes 150,000 shares of common stock held by Ms. Cotter and 50,750 shares of common stock subject to stock options.

(12)	Consists of 12,500 shares of common stock subject to stock options and 5,554,476 shares held by various Charles River Venture entities; see footnote (5) above.

(13)	Consists of 12,500 shares of common stock subject to stock options and 8,249,272 shares held by various Matrix entities; see footnote (3) above.

(14)	Consists of 50,000 shares of common stock subject to stock options.

(15)	Includes 36,000 shares held by the Edward & Mona Zander Living Trust u/a dtd 04/19/93, of which Mr. Zander and his wife are trustees, and 92,500 shares of common stock subject to stock options.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Members of the Board of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three class I directors, whose terms expire at this Annual Meeting; two class II directors, whose terms expire at the 2009 Annual Meeting; and three class III directors, whose terms expire at the 2010 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names and certain information with respect to each of our directors, including the nominees for class I directors.

Class I Directors (Term expiring this Annual Meeting; each nominated for a term expiring at the 2011 Annual Meeting)

James Baum, age 44, has served as our President and Chief Operating Officer since June 2006 and as a director since August 2006. Prior to joining Netezza, Mr. Baum served as the President and Chief Executive Officer of Endeca Technologies, Inc., a provider of search and guided navigation solutions, from November 2004 to October 2005 and President and Chief Operating Officer from June 2001 to November 2004. From October 1998 to December 2000, Mr. Baum served first as Executive Vice President, Engineering, Research and Development, then Executive Vice President and General Manager of Parametric Technology Corporation, a provider of product lifecycle management, content management and publishing solutions.

Peter Gyenes, age 62, has served as a director since November 2007. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software, from 2001 until its acquisition by IBM in 2005. Before Ascential, Mr. Gyenes was Chairman and Chief Executive Officer of Informix Corporation and led the sale of the company’s database business to IBM in 2001 and the transition from Informix to Ascential. Mr. Gyenes currently serves as a director of Lawson Software, Inc. and several privately held technology companies. He is a trustee of the Massachusetts Technology Leadership Council.

Charles F. Kane, age 50, has served as a director since May 2005. Mr. Kane is currently President of One Laptop per Child, a non-profit organization focused on providing children with affordable access to computers and the Internet. From November 2006 to April 2008, Mr. Kane served as a Senior Advisor of One Laptop per Child, where he also served as Chief Financial Officer until July 2007. Mr. Kane was the Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008 and Chief Financial Officer and Treasurer from August 2007 until March 2008. Mr. Kane served as Chief Financial Officer of RSA Security, a provider of e-security solutions, from May 2006 to October 2006, when RSA was acquired by EMC Corporation. From July 2003 to May 2006, Mr. Kane served as Senior Vice President Finance and Chief Financial Officer of Aspen Technology, Inc., a provider of supply chain management software and professional services. From May 2000 to February 2003, Mr. Kane served as Chief Operating Officer, Chief Financial Officer, President and Chief Executive Officer of Corechange, Inc., a provider of enterprise portal software acquired by Open Text

Corporation. Mr. Kane is a CPA and a senior lecturer of international finance at the Sloan Graduate School of Management at MIT. He currently serves as a director of Borland Software Corp. and Progress Software Corp.

Class II Directors (Terms expiring at the 2009 Annual Meeting)

Ted R. Dintersmith, age 55, has served as a director since December 2000. Mr. Dintersmith has been a General Partner of Charles River Ventures, a venture capital firm, since February 1996. Mr. Dintersmith has been an early and active investor in numerous successful start-ups and previously served on the board of directors for the National Venture Capital Association.

Jitendra S. Saxena, age 62, a founder of Netezza, has served as our Chief Executive Officer and as a director since October 2000. Mr. Saxena also served as our President from our inception to June 2006. He was elected as Chairman of our board of directors in June 2007. Prior to founding Netezza, Mr. Saxena served as Chairman and Chief Executive Officer of Applix, Inc., a provider of performance management applications, from 1983 to 2000.

Class III Directors (Terms expiring at the 2010 Annual Meeting)

Robert J. Dunst, Jr., age 47, has served as a director since February 2007 and has served as a private business consultant since June 2006. Prior to June 2006, Mr. Dunst was Executive Vice President, Technology and Supply Chain of Albertsons, a food and drug retailer where from November 2001 to May 2005, he served as Executive Vice President and Chief Technology Officer. Prior to holding that position, Mr. Dunst was Vice President, Advanced Technology and Internet Business Group at Safeway, Inc., a food retailer. Mr. Dunst was also an Executive Board Member of the Global Commerce Initiative and World Wide Retail Exchange.

Paul J. Ferri, age 69, has served as a director since November 2005. Mr. Ferri has been a General Partner of Matrix Partners, a venture capital firm, since February 1982. Mr. Ferri also is a director of Airvana, Inc. and Sycamore Networks, Inc. Mr. Ferri also serves on the boards of directors of several private companies.

Edward J. Zander, age 61, has served as a director since April 2002. Mr. Zander is Chairman of the Board of Motorola, Inc., a provider of wireless and broadband communications products, and served as Chairman and Chief Executive Officer there from January 2004 until January 2008. Prior to joining Motorola, Mr. Zander was a managing partner of Silver Lake Partners, a private equity fund focused on investments in technology industries, from July 2003 to December 2003. Prior to holding that position, Mr. Zander was President and Chief Operating Officer of Sun Microsystems, Inc., a provider of hardware, software and services for networks, from January 1998 until June 2002. He serves on the board of directors of several educational and non-profit organizations. He also serves as a member of the Dean’s Advisory Council of the School of Management at Boston University, a trustee and Presidential Advisor at Rensselaer Polytechnic Institute and Chairman of the Technology CEO Council.

Executive Officers

Our executive officers, in addition to Mr. Saxena and Mr. Baum, are as follows:

Patrick J. Scannell, Jr., age 54, has served as our Senior Vice President and Chief Financial Officer since March 2003. Prior to joining Netezza, Mr. Scannell served as Chief Financial Officer of PhotonEX Corporation, a provider of optical systems, from November 2000 to January 2003. From November 1998 to August 2000, Mr. Scannell served as Chief Financial Officer of Silknet Software, Inc., a provider of CRM infrastructure software. From September 1992 until October 1998, Mr. Scannell served as Executive Vice President and Chief Financial Officer of Applix, Inc.

Raymond Tacoma, age 58, has served as our Senior Vice President, Worldwide Sales since September 2003. Prior to joining Netezza, Mr. Tacoma served as Executive Vice President of Sales and Marketing at Corechange, a global provider of portal framework software, from February 2002 to July 2003. From August 1996 to December 2001, Mr. Tacoma served as Vice President of North American Sales at MicroStrategy, Inc., a business intelligence software company.

Patricia Cotter, age 49, has served as our Vice President, Worldwide Customer Support and Manufacturing since July 2001. Prior to joining Netezza, Ms. Cotter served as a Vice President at Visual Networks, Inc., a provider of application performance and network management solutions, from 1996 to 2000. From 1993 to 1996, Ms. Cotter served as Director of Corporate Program Management at Stratus Technologies, Inc. a global solutions provider.

Corporate Governance Guidelines

Our board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section and the sections of the proxy statement that follow describe key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines are available on the Investor Relations — Corporate Governance section of our website, www.netezza.com. Alternatively, you can request a copy of any of these documents by writing to our corporate secretary.

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	the board’s principal responsibility is to oversee the management of Netezza, and, in doing so, serve the best interests of Netezza and our stockholders;

•	a majority of the members of the board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable NYSE Arca rules, no director qualifies as “independent” unless our board affirmatively determines that the director has no material relationship with the listed company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Our board has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director will not be considered to have a material relationship with Netezza if (1) he or she is independent as determined under Rule 5.3(k)(1) of the NYSE Arca Equities Rules and (2) he or she:

•	is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a tax exempt organization, unless our discretionary contributions to such organization are more than the greater of $200,000 or 5% of that organization’s consolidated gross revenues.

In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the board of directors who are independent as defined above.

Our board has determined that Messrs. Dintersmith, Dunst, Ferri, Gyenes, Kane and Zander meet the categorical standards described above, that none of these directors has a material relationship with Netezza and that each of these directors is “independent” as determined under Rule 5.3(k)(1) of the NYSE Arca Equities Rules. Our board reached a similar determination with respect to Sunil Dhaliwal, who served as a director from August 2005 until November 2007.

In determining the independence of the directors listed above, our board considered that we provided maintenance support to Motorola, Inc., where Mr. Zander served as Chief Executive Officer, which was deemed immaterial under our categorical independence standards.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth as an exhibit to our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to:

BEFORE MAY 27, 2008 The Nominating and Corporate Governance Committee c/o Corporate Secretary Netezza Corporation 200 Crossing Boulevard Framingham, Massachusetts 01702	AFTER MAY 27, 2008 The Nominating and Corporate Governance Committee c/o Corporate Secretary Netezza Corporation 26 Forest Street Marlborough, Massachusetts 01752

Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the committee recommends such candidate and the board determines to include the stockholder-recommended candidate as one of its nominees for election, then such candidate will be included in our proxy card for the next Annual Meeting of Stockholders.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under “Stockholder Proposals,” below. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next Annual Meeting of Stockholders.

At this Annual Meeting, stockholders will be asked to consider the election of Peter Gyenes, who has been nominated for election by stockholders as a director for the first time. During fiscal 2008, Mr. Gyenes was appointed by our board as a new director. Mr. Gyenes was originally proposed to the nominating and corporate governance committee by our Chief Executive Officer in consultation with a non-employee director and our board determined to appoint him as a director in November 2007 and to include him among its nominees for election at this Annual Meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The lead director (if one is appointed), or otherwise the Chairman of the nominating and corporate governance committee, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. The lead director (if one is appointed) or otherwise the Chairman of the nominating and corporate governance committee also serves as the presiding director at all executive sessions of our non-management directors.

Under procedures approved by a majority of our independent directors, our board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director (if one is appointed), or otherwise the Chairman of the nominating and corporate governance committee, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and others interested parties who wish to send communications on any topic to our board should address such communications to:

BEFORE MAY 27, 2008 Board of Directors c/o Corporate Secretary Netezza Corporation 200 Crossing Boulevard Framingham, Massachusetts 01702	AFTER MAY 27, 2008 Board of Directors c/o Corporate Secretary Netezza Corporation 26 Forest Street Marlborough, Massachusetts 01752

Board Meetings and Attendance

The board met seven times and took action by written consent three times during fiscal 2008. During fiscal 2008, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he then served, except Mr. Zander, who attended 70% of the meetings of the board and compensation committee. Our corporate governance guidelines provide that directors are responsible for attending our Annual Meetings of stockholders. The 2008 Annual Meeting is our first Annual Meeting of Stockholders as a public company.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board. Current copies of these charters are posted on the Investor Relations — Corporate Governance section of our website, www.netezza.com.

Our board has determined that all of the members of each of our board’s three standing committees are independent as defined under the rules of NYSE Arca, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The members of our audit committee are Messrs. Dintersmith, Dunst and Kane. Mr. Kane chairs the audit committee. Our board of directors has determined that Mr. Kane is an “audit committee financial expert” as defined in applicable SEC rules. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management; and

•	reviewing and approving or ratifying any related person transactions.

Our audit committee met five times during fiscal 2008.

Compensation Committee

The members of our compensation committee are Messrs. Ferri, Gyenes (who replaced Mr. Dintersmith in this committee in February 2008) and Zander. Mr. Gyenes chairs the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to our board with respect to director compensation.

Our compensation committee met three times during fiscal 2008.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Ferri and Mr. Zander. Mr. Ferri chairs the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board;

•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an annual evaluation of our board.

Our nominating and corporate governance committee did not meet and took action by written consent once during fiscal 2008.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is available on the Investor Relations — Corporate Governance section of our website, www.netezza.com.

Related Person Transactions

We have adopted a written policy providing that all “related person transactions” must be:

•	reported to our Chief Financial Officer;

•	approved or ratified by our audit committee, which our audit committee will do only if it determines that the transaction is in, or not inconsistent with, the best interests of Netezza; and

•	if applicable, reviewed by our audit committee annually to ensure that such transaction, arrangement or relationship has been conducted in accordance with the previous approval, and that all required disclosures regarding such transaction arrangement or relationship have been made.

Our policy provides that a “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, involving an amount exceeding $120,000 in which we are a participant and in which any of our executive officers, directors or 5% stockholders, or any immediate family member of any of our executive officers, directors or 5% stockholders, has or will have a direct or indirect material interest. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with Netezza’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 dollars or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

•	a transaction that is specifically contemplated by provisions of our Certificate of Incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

In fiscal 2008, we sold maintenance services to Motorola for a total purchase price of approximately $292,000. Edward Zander, a member of our board of directors, is Chairman of the Board of Motorola and served as its Chief Executive Officer until January 1, 2008. Mr. Zander had no personal involvement in the transactions with Netezza.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the fiscal year ended January 31, 2008 and discussed them with management and our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our independent registered public accounting firm to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has received the written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with our registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2008.

By the audit committee of the Board of Directors of Netezza.

Charles F. Kane (Chairman)
Ted R. Dintersmith
Robert R. Dunst, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Compensation Objectives, Philosophy and Processes

We have designed our executive compensation program to:

•	attract, retain and motivate executives who make important contributions to our business;

•	reward executives for company performance; and

•	align the incentives of our executives with the creation of value for our stockholders by providing equity incentives tied to our long-term performance.

Our executive compensation program consists of a combination of base salary, cash bonuses tied to our financial performance, equity incentives in the form of stock options, and other customary benefits. Our compensation committee’s philosophy is to establish total compensation packages for our executive officers at approximately the median compensation levels of comparable executives at companies in our benchmark group (which is discussed further below). In any given year, the actual percentile of the peer group compensation levels to which a particular executive’s compensation equates may vary depending on our financial performance, each executive’s individual performance, tenure and importance to our company, and internal parity among our executives.

It is also a philosophy of the committee that a majority of the total target compensation of our executive officers consists of variable incentive compensation that is directly linked to company performance — namely, cash bonuses and stock options — thus aligning the incentives of our executive officers with the interests of our stockholders. Our annual incentive bonus plan ties a significant portion of each executive’s total compensation to our annual corporate performance on a number of key metrics. We provide longer-term incentives to executives in the form of stock options, which generally vest over five years, thus providing an incentive for our executives to remain with Netezza and providing rewards linked directly to the creation of value for our stockholders.

Our compensation committee, which is comprised entirely of independent directors, reviews and approves all compensation for our executive officers. The committee has the authority to engage compensation consultants and does so from time to time. Our Vice President of Human Resources also supports the committee by gathering data and providing information to the committee. Our Chief Executive Officer, taking into account the data from compensation consultants and other sources, makes recommendations to the committee concerning the compensation of the other executive officers. In addition, our Chief Executive Officer and Chief Financial Officer meet periodically with the committee regarding the design of our executive and employee compensation programs and periodically attend portions of committee meetings during the year. Neither our Chief Executive Officer nor our Chief Financial Officer participates in discussions regarding his compensation.

In making compensation decisions, our compensation committee considers data about the compensation levels of executives at comparable companies, which is sometimes gathered by management and sometimes prepared by independent compensation consultants. We generally consider companies within our general industry, of comparable size (based on revenue and market capitalization), and (in many but not all cases) in the same geographic region to be comparable companies for executive compensation benchmarking purposes. In establishing executive compensation levels for fiscal 2008, the committee reviewed the executive compensation of a benchmark group that included Commvault, iRobot, Unica, all of which are publicly traded, and Egenera and Crossbeam, which are private, venture-backed companies, as well as relevant industry compensation surveys.

In the fourth quarter of fiscal 2008, our compensation committee retained Pearl Meyer and Partners (PMP), an independent compensation consultant, to assist it in making compensation decisions for fiscal 2009. PMP reports directly to the committee and provided the committee with compensation data on a broader set of benchmarking companies, which the committee took into account in setting fiscal 2009 executive compensation.

While our compensation committee takes into account compensation data from a benchmark group of companies, we believe that a successful executive compensation program also requires the application of judgment, experience and subjective determinations of individual performance and value to help ensure that our executive compensation program promotes the objectives described above. As a result, the decisions of our compensation committee are not based strictly on this benchmarking data.

Components of Executive Compensation

The following elements comprise the compensation paid to our executive officers:

•	Base salary;

•	Cash bonus;

•	Long-term incentives in the form of stock options; and

•	Other customary benefits.

Base Salary

The objective of base salaries is to provide stability for executives with respect to a portion of their compensation. None of our executive officers has an employment agreement that provides for automatic or scheduled increases in base salary. Our compensation committee reviews and fixes executive base salaries annually, generally early in the fiscal year. The salaries of our executive officers are established based on the executive’s level of responsibility and performance, and are designed to be competitive within our market to promote retention and attract quality executives. Elements of individual performance taken into account in setting base salaries include contribution to the achievement of company financial targets, attaining hiring targets, growth and development of staff within certain departments, achieving product delivery milestones, and/or increasing Netezza’s profile and footprint within our markets.

The base salaries for all of our executive officers in fiscal 2008 are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis. The base salaries for Messrs. Saxena and Scannell and Ms. Cotter were increased in the beginning of fiscal 2008 by approximately 9%, 16%, and 7%, respectively, as compared to fiscal 2007. The primary performance factors considered by our compensation committee in making these salary increases were revenue growth, new customer growth, progress toward our initial public offering, and contribution to strategic direction. Our compensation committee also reviewed and considered the base salaries of comparable executives at the benchmark group of companies described above. Mr. Baum, our President, was hired in mid-fiscal 2007, and as a result did not receive an increase in base salary for fiscal 2008. Mr. Tacoma serves as our Senior Vice President, Worldwide Sales. As noted below, we believe the overall compensation of Mr. Tacoma should be based primarily on our sales performance (which is addressed through our annual incentive bonus plan), and therefore Mr. Tacoma did not receive an increase in his annual base salary for fiscal 2008.

The decisions of our compensation committee concerning executive base salaries, while taking into account the factors described above, are subjective in nature. In fixing executive base salaries, the committee members take into account their extensive collective experience in serving as directors and executives of technology companies such as ours and their overall assessment of the executive’s performance and importance to our company.

Cash Bonuses

A significant element of the cash compensation of our executive officers is based upon an annual executive officer incentive bonus plan adopted by our compensation committee. The objective of the plans is to reward short-term performance and the achievement of designated strategic results. Our compensation committee also reviews the target cash bonus together with base salary for each executive officer to ensure that the total cash compensation is competitive with comparable executives at comparable companies.

Each of our executive officers participated in our executive officer incentive bonus plan for fiscal 2008. The principal elements of this plan were as follows:

Each executive officer was assigned a target bonus. For executive officers other than Mr. Tacoma, their target bonus was (in most cases) approximately 40% of their annual base salary. As the committee believes the overall compensation of Mr. Tacoma, who serves as our Senior Vice President, Worldwide Sales, should be based primarily on our sales performance, Mr. Tacoma was provided the opportunity to earn a significant cash bonus based on sales performance and was therefore assigned a target bonus that was in excess of his annual base salary. The table below shows the target bonus for each of our executive officers, both in dollars and as a percentage of his or her annual base salary:

		Target Bonus as a
Name	Target Bonus	Percentage of Base Salary

Jitendra S. Saxena	$125,000	38%
James Baum	$125,000	42%
Patrick J. Scannell, Jr.	$100,000	40%
Ray Tacoma	$275,000	122%
Patricia Cotter	$40,000	22%

For executive officers other than Mr. Tacoma, 50% of their target bonus was based upon our attainment of a specified revenue target for fiscal 2008 and 50% of their target bonus was based upon our attainment of a specified adjusted operating income (which excludes the impact of non-cash stock compensation expense) target for fiscal 2008. For Mr. Tacoma, $100,000 of his target bonus was based upon attainment of quarterly and annual revenue targets and $175,000 of his target bonus was based upon attainment of quarterly, year-to-date and annual bookings targets. All of the financial targets used for purposes of the fiscal 2008 incentive bonus plan were established prior to the commencement of fiscal 2008. For purposes of the plan, the fiscal 2008 revenue target was $109,503,000 and the fiscal 2008 adjusted operating income target was $142,000. We do not publicly disclose our bookings and we consider our bookings targets to be confidential information. Our fiscal 2008 bookings target was set at a level designed to be challenging in that it required us to achieve growth in our business and, in addition, required increased bookings on a per-employee basis, but would be attainable if we had what we considered to be a successful year. In both fiscal 2007 and fiscal 2008 we exceeded our bookings targets.

No portion of the target bonuses based on revenue, adjusted operating income or bookings was payable unless we attained at least 70% of the applicable target. In addition, the amount of the revenue-based, adjusted operating income-based, and bookings-based bonuses was capped at no more than 120% of the target bonus allocated to that metric.

For fiscal 2008, we attained 116% of our revenue target, we exceeded 120% of our adjusted operating income target, and we exceeded our bookings targets. As a result, our executive officers received approximately 118% of their target bonus for fiscal 2008. The actual bonuses earned by our executive officers in fiscal 2008 are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis.

Stock Options

A key component of our executive compensation program is to provide long-term incentives to our executive officers through the grant of stock options. The objectives of these grants are to align the interests of our executives with the creation of value for our stockholders and help us attract, retain, motivate and reward a successful management team. Prior to our initial public offering, our executives were eligible to participate in our 2000 stock incentive plan. Since our initial public offering, we have been able to grant options (as well as other forms of equity awards) to our executives and other employees pursuant to our 2007 stock incentive plan.

To date, we have granted the substantial majority of our equity awards in the form of stock options that vest with the passage of time. While we currently expect to continue to use time-based stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock or performance-based stock options, in addition to or in replacement of time-based stock options.

We generally grant options to executive officers and other employees upon their initial hire, in connection with a promotion, and annually based primarily upon performance and merit. Near the beginning of our fiscal year, our compensation committee reviews the current status of each executive’s outstanding option awards, particularly the unvested portion of the grants. Based on the status of these awards, the performance of the executive during the prior fiscal year, and market data about comparable companies, the committee determines the size of the annual option grant for each executive officer. It is our intention to make option grants so that each executive has outstanding options that are approximately 40 — 50% unvested in the aggregate. The outstanding options held by our executive officers except Mr. Baum are generally within this range. Mr. Baum’s first award was received in connection with his hire in August 2006 and overall his outstanding options are 70% unvested.

In February 2007 (early fiscal 2008), we granted options to each of our executive officers as part of a broad-based option grant to over 75 employees. The number of shares covered by the grants to our executive officers was as follows: Mr. Saxena: 300,000 shares; Mr. Baum: 50,000 shares; Mr. Scannell: 200,000 shares; Mr. Tacoma: 150,000 shares; and Ms. Cotter: 50,000 shares. Mr. Baum’s grant was smaller, as a percentage of his overall compensation, than the grants to the other executives because Mr. Baum had received a significant option grant (1,450,000 shares) in August 2006 in connection with his hire.

We intend to continue to make annual grants of stock options or other equity awards to our executive officers, generally early in the fiscal year following an evaluation of the executive’s performance in the prior fiscal year. In March 2008, we made option grants to each of our executive officers, again as part of a broad-based grant to key employees. See the second table under the heading “Outstanding Equity Awards at 2008 Fiscal Year End” below for information on these executive grants.

Except as described below, all of our option grants referenced above were on the following terms, and we currently expect that these terms will also be used for future option grants:

•	Our philosophy is to fix the exercise price of all options to be equal to the fair market value of the common stock on the date of grant. For the options granted in February 2007, the exercise price was set at $6.70 per share, which was determined by our board of directors on the February 14, 2007 grant date to equal the fair market value of our common stock on the date of grant. In June 2007, in connection with our pending initial public offering, our board of directors reassessed the fair market value of our common stock as of February 14, 2007 and retrospectively concluded for accounting purposes that the fair market value of our common stock as of February 14, 2007 was $8.00 per share. For the options granted in March 2008 and for future grants, the exercise price is (or will be) equal to the closing sale price of our common stock on NYSE Arca on the date of grant.

•	Options vest over a five-year period (subject to continued employment), with 20% of the shares vesting on the first anniversary of the vesting start date and the remaining shares vesting in 5% increments at the end of each successive three-month period following the first anniversary of the vesting start date. The vesting start date is generally the day on which the option was granted or the first day of the quarter or month in which the option was granted depending on the type of option grant. Prior to February 2006, option grants vested over a four-year period with 25% of the shares vesting on the first anniversary of the vesting start date and the remaining shares vesting in 6.25% increments at the end of each successive three-month period following the first anniversary of the vesting start date. We adopted a five-year vesting period to create an incentive for employees to remain with our company for a longer period.

•	Generally, vesting accelerates as to 20% of the shares covered by each option upon an acquisition of Netezza. As discussed below, our executive officers have agreements providing for the acceleration of vesting in the event of an employment termination under specified circumstances following a “change in control” of Netezza.

•	Options expire either seven or ten years following the date of grant, subject to earlier expiration upon termination of employment. Option awards granted after our public offering in July 2007 expire seven years following the date of grant.

Other Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, as well as acceleration of vesting of equity awards in the event of an employment termination under specified circumstances following a change in control of Netezza. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “— Executive Compensation — Agreements with Executives.” We believe providing these benefits helps us compete for and retain executive talent. After reviewing the practices of comparable companies, we believe that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Our executive officers are eligible to participate in the standard benefit programs available to all Netezza employees, on the same terms and conditions as all employees. We offer medical and dental coverage, life and disability insurance, and other benefits customary for a company of our size. We also maintain a 401(k) plan to which our U.S. employees may contribute and to which we may make additional discretionary contributions.

We do not provide any additional perquisites to our executive officers.

Related Policies and Considerations

Stock Option Grant Date Policy

Our board of directors has adopted the following policies with respect to the grant of stock options. The primary purpose of these policies is to establish procedures for option grants that minimize the opportunity — or the perception of the opportunity — for us to time the grant of options in a manner that takes advantage of any material nonpublic information.

Annual Grants.  The annual option grants to our employees will be approved by the compensation committee on the first Monday following our public announcement of operating results for the recently completed fiscal year. The exercise price of the options will be at least equal to the closing price of our common stock on NYSE Arca on the grant date.

New Hire Grants — Non-executives.  Our Chief Executive Officer has the authority, subject to limitations on the number of shares that may be covered by his grants, to make option grants to all newly hired employees other than executive officers. The grant date of those options will be the last trading day of the month in which the options were approved (typically the month of the employee’s hire date). The exercise price of those options will be at least equal to the closing price of our common stock on NYSE Arca on the grant date.

New Hire Grants — Executives.  Option grants to all newly hired executive officers must be approved by the compensation committee at the first in-person or telephonic meeting of the committee following the executive’s hire date. However, if that meeting occurs during a quarterly or year-end trading blackout period under our Insider Trading Policy or during a time when we are otherwise in possession of material nonpublic information (referred to as an option blackout period), the option grant will instead be made at the first in-person or telephonic meeting of the committee outside of an option blackout period. The exercise price of those options will be at least equal to the closing price of our common stock on NYSE Arca on the grant date.

Other Grants.  All option grants to employees not described above will be approved by the compensation committee at an in-person or telephonic meeting held outside of an option blackout period. The exercise price of those options will be at least equal to the closing price of our common stock on NYSE Arca on the grant date.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our other executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal 2008 and fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer and our three other executive officers:

							Change in
							Pension Value
						Non-Equity	and
						Incentive	Nonqualified	All
				Stock	Option	Plan	Deferred	Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	Earnings ($)	($)(3)	Total ($)

Jitendra S. Saxena,	2008	325,000	—	—	498,533	147,309	—	621	971,463
Chief Executive Officer	2007	300,000	—	—	144,905	93,672	—	436	539,013
James Baum(4),	2008	300,000	—	—	607,272	147,309	—	646	1,055,227
President and Chief Operating Officer	2007	180,769	—	—	267,217	56,460	—	—	501,446
Patrick J. Scannell, Jr.,	2008	250,000	—	—	284,514	117,847	—	583	653,004
Senior Vice President and Chief Financial Officer	2007	215,000	—	—	56,114	63,697	—	872	335,683
Raymond Tacoma,	2008	225,000	—	—	228,255	325,695	—	947	779,897
Senior Vice President, Worldwide Sales	2007	225,000	—	—	56,114	258,047	—	720	539,881
Patricia Cotter,	2008	180,000	—	—	62,529	47,139	—	—	289,668
Vice President, Worldwide Customer Support & Manufacturing	2007	168,750	$35,000	—	10,609	—	—	—	214,359

(1)	Consists of the amount recognized in fiscal 2008 and fiscal 2007 applying the modified prospective transition method under SFAS No. 123(R) with respect to stock options granted to executive officers, including amounts associated with options granted prior to the fiscal year for which the amounts are reported. Options to purchase shares of common stock were granted at exercise prices our board determined to be equal to fair market value of the common stock on the date of grant. For the options granted in February 2007, the exercise price was set at $6.70 per share, which was determined by our board of directors on the February 14, 2007 grant date to equal the fair market value of our common stock on the date of grant. In June 2007, in connection with our pending initial public offering, our board of directors reassessed the fair market value of our common stock as of February 14, 2007 and retrospectively concluded for accounting purposes that the fair market value of our common stock as of February 14, 2007 was $8.00 per share. For a discussion of the assumptions relating to our valuation of stock option grants, see note 14 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2008. Under the terms of the stock option agreements for grants in fiscal 2007 and fiscal 2008, the award vests as to 20% of the shares on the first anniversary of the vesting start date and as to an additional 5% of the shares at the end of each successive three-month period following the first anniversary of the vesting start date through and including the fifth anniversary of the vesting start date. Under the terms of the executive retention agreements we have entered into with our executive officers if, following a “change in control” (as defined in the agreement) of Netezza, the executive’s employment is terminated by the acquiring company without cause or by the executive for good reason, all outstanding stock options, restricted stock or similar equity awards held by him or her will become vested in full.

(2)	All amounts shown in this column were cash bonuses paid under our executive officer incentive bonus plan for fiscal 2008 or fiscal 2007, which plans were established before or shortly following the start of that fiscal year. See “— Compensation Discussion and Analysis — Components of Executive Compensation — Cash Bonuses” for a description of the plan for fiscal 2008.

(3)	Consists of amounts paid on behalf of the executive officer for travel costs for an accompanying spouse.

(4)	The compensation reported for James Baum for fiscal 2007 is for the period from June 26, 2006, his date of hire, through January 31, 2007.

Grants of Plan Based Awards in Fiscal 2008

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during fiscal 2008 to our Chief Executive Officer, our Chief Financial Officer and our three other executive officers.

					All Other
					Awards:
					Number	Exercise
		Estimated Possible Payouts			of	or Base	Estimated	Grant Date
		Under Non-Equity Incentive			Securities	Price of	Fair	Fair Value
		Plan Awards(1)			Under-lying	Option	Market	and Stock
	Grant	Threshold	Target	Maximum	Options	Awards	Value	and Option
Name	Date	($)	($)	($)	(#)(2)	($/Sh)	($/Sh)(3)	Awards ($)

Jitendra S. Saxena	2/14/07	—	—	—	300,000	6.70	8.00	1,425,000
	2/14/07	87,500	125,000	150,000	—	—	—	—
James Baum	2/14/07	—	—	—	50,000	6.70	8.00	237,500
	2/14/07	87,500	125,000	150,000	—	—	—	—
Patrick J. Scannell, Jr.	2/14/07	—	—	—	200,000	6.70	8.00	950,000
	2/14/07	70,000	100,000	120,000	—	—	—	—
Raymond Tacoma	2/14/07	—	—	—	150,000	6.70	8.00	712,500
	2/14/07	192,500	275,000	330,000
Patricia Cotter	2/14/07	—	—	—	50,000	6.70	8.00	237,500
	2/14/07	28,000	40,000	48,000	—	—	—	—

(1)	All awards in these columns were granted under our executive officer incentive bonus plan for fiscal 2008, which was established in early fiscal 2008. The actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. See “— Compensation Discussion and Analysis — Components of Executive Compensation — Cash Bonuses” for a description of this plan.

(2)	See note 1 to the Summary Compensation Table above for a description of these option grants.

(3)	The exercise price of these options was set at $6.70 per share, which was determined by our board of directors on the February 14, 2007 grant date to equal the fair market value of our common stock on the date of grant. In June 2007, in connection with our pending initial public offering, our board of directors reassessed the fair market value of our common stock as of February 14, 2007 and retrospectively concluded for accounting purposes that the fair market value of our common stock as of February 14, 2007 was $8.00 per share.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth information regarding option awards held as of January 31, 2008 by our Chief Executive Officer, our Chief Financial Officer and our three other executive officers. There were no unvested restricted stock awards held by our executive officers as of January 31, 2008.

	Option Awards(1)
	Number of		Number of
	Securities		Securities		Equity Incentive Plan
	Underlying		Underlying		Awards: Number of
	Unexercised		Unexercised		Securities Underlying	Option	Option
	Options		Options		Unexercised Unearned	Exercise	Expiration
Name	Exercisable (#)		Unexercisable (#)		Options (#)	Price($)	Date

Jitendra S. Saxena	376,000	(2)	—		—	$0.20	11/1/2013
	187,500	(3)	62,500		—	1.00	1/14/2015
	140,000	(4)	260,000	(4)	—	2.50	2/20/2016
	—		300,000	(5)	—	6.70	2/14/2017
James Baum	507,500	(6)	942,500		—	2.50	8/10/2016
	—		50,000	(5)	—	6.70	2/14/2017
Patrick J. Scannell, Jr.	37,750	(2)	—		—	0.20	11/13/2013
	75,000	(3)	25,000		—	1.00	1/14/2015
	52,500		97,500	(4)	—	2.50	2/20/2016
	—		200,000	(5)	—	6.70	2/14/2017
Raymond Tacoma	275,000	(7)	—		—	0.20	10/7/2013
	151,000	(2)	—		—	0.20	11/1/2013
	75,000	(3)	25,000		—	1.00	1/14/2015
	52,500		97,500	(4)	—	2.50	2/20/2016
	—		150,000		—	6.70	2/14/2017
Patricia Cotter	12,500	(3)	—		—	0.20	11/1/2013
	15,000	(8)	5,000		—	1.00	1/1/2015
	10,500		19,500	(4)	—	2.50	2/20/2016
	—		50,000	(5)	—	6.70	2/14/2017

(1)	All option awards listed in this table were granted under our 2000 stock incentive plan. Under the terms of the executive retention agreements we have entered into with our executive officers, if following a “change in control” (as defined in the agreement) of Netezza, the executive’s employment is terminated by the acquiring company without cause or by the executive for good reason, all outstanding stock options, restricted stock or similar equity awards held by him or her will become vested in full. Please see “— Agreements with Executives” below for additional information regarding these agreements.

(2)	This option vested as to 25% of the shares on November 1, 2004 and vested as to an additional 6.25% of the shares at the end of each successive three-month period through and including November 1, 2007.

(3)	This option vested as to 25% of the shares on January 14, 2006 and vests as to an additional 6.25% of the shares at the end of each successive three-month period through and including January 14, 2009.

(4)	This option vested as to 20% of the shares on February 1, 2007 and vests as to an additional 5% of the shares at the end of each successive three-month period through and including February 1, 2011.

(5)	This option vested as to 20% of the shares on February 1, 2008 and vests as to an additional 5% of the shares at the end of each successive three-month period through and including February 1, 2012.

(6)	Granted in connection with Mr. Baum’s commencement of employment in fiscal 2007. This option vested as to 20% of the shares on April 1, 2007 and vests as to an additional 5% of the shares at the end of each successive three-month period through and including April 2011.

(7)	This option vested as to 25% of the shares on July 1, 2004 and vested as to an additional 6.25% of the shares at the end of each successive three-month period through and including July 1, 2007.

(8)	This option vested as to 25% of the shares on January 1, 2006 and vests as to an additional 6.25% of the shares at the end of each successive three-month period through and including January 1, 2009.

On March 3, 2008, following the end of fiscal 2008, we granted the following stock options to our executive officers under our 2007 Stock Incentive Plan, in each case at an exercise price of $9.90 per share, which was the closing price of our common stock on NYSE Arca on the date of grant. See “— Compensation Discussion and Analysis — Components of Executive Compensation — Stock Options” for a description of the general terms of these grants.

Number of Shares
Underlying Options
Name	Granted

Jitendra S. Saxena	300,000
James Baum	200,000
Patrick J. Scannell, Jr.	150,000
Raymond Tacoma	150,000
Patricia Cotter	75,000

Option Exercises and Stock Vested during Fiscal 2008

The following table sets forth information regarding stock options exercised and restricted stock awards vested during fiscal 2008 for our Chief Executive Officer, our Chief Financial Officer and our three other executive officers.

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on	Value Realized on		Acquired on		Value Realized on
	Exercise	Exercise		Vesting		Vesting
Name	(#)	($)		(#)		($)

Jitendra S. Saxena	—	—		—		—
James Baum	—	—		—		—
Patrick J. Scannell, Jr.	—	—		18,750	(2)	$150,000	(3)
Raymond Tacoma	25,000	$236,250	(1)	—		—
Patricia Cotter	—	—		—		—

(1)	The value realized on exercise represents the difference between $9.65, the closing market price of our common stock on the date of exercise (January 22, 2008) and $0.20, the exercise price of the option, multiplied by the number of shares acquired on exercise.

(2)	Relates to a grant of 300,000 shares of restricted stock on June 18, 2003. This grant vested as to 25% of the shares on March 24, 2004 and vested as to an additional 6.25% of the shares at the end of each successive three-month period until March 24, 2007.

(3)	The value realized on vesting represents the amount determined by multiplying the number of shares vested by the fair market value ($8.00) of the underlying shares on the vesting date, March 24, 2007, as most recently determined by our board of directors. On February 14, 2007, our board of directors determined that the fair market value of our common stock was $6.70. In June 2007, in connection with our pending initial public offering, our board of directors reassessed the fair market value of our common stock as of February 14, 2007 and retrospectively concluded for accounting purposes that the fair market value of our common stock as of February 14, 2007 was $8.00 per share.

Agreements with Executives

In March 2007, we entered into an agreement with each of Mr. Saxena, Mr. Baum, Mr. Scannell, Mr. Tacoma and Ms. Cotter that provides as follows. If the executive’s employment is terminated by us without “cause” or by the executive for “good reason”, then the executive shall receive, for a one-year period following employment termination, (i) severance payments in the amount equal to the sum of his or her annual base salary plus the bonus paid to the executive for the preceding fiscal year and (ii) a continuation of insurance benefits. In general terms, “cause” under this agreement means (a) breaching a material obligation that would materially affect us without curing it within a specified period, (b) gross or persistent misconduct or (c) pleading guilty to or being convicted of a felony, or a lesser crime if it is injurious to us. “Good reason” means the occurrence of any of the following without the executive’s written consent: (a) a reduction in annual base salary by more than 15%, (b) a significant reduction in the executive’s duties and authority such that they are no longer executive in nature and (c) relocation of the executive’s place of employment to a location that is more than 30 miles further away from the executive’s residence than the place of employment is currently. In addition, if, following a “change in control” (as defined in the agreement) of Netezza, the executive’s employment is terminated by the acquiring company without cause or by the executive for good reason, all outstanding stock options, restricted stock or similar equity awards held by him or her will become vested in full. “Change in control” generally includes the following: (a) the acquisition of our common stock that results in an individual or entity owning 30% or more of our then-outstanding shares of common stock, (b) a change of the majority of our board of directors to individuals not recommended or elected by continuing directors or (c) a merger, acquisition, reorganization or sale of substantially all of the assets of Netezza other than a transaction in which our stockholders prior to the transaction continue to control more than 50% of the outstanding capital stock or combined voting power of the surviving or acquiring company after the transaction.

Potential Payments upon Termination or Change-in-Control

The table below shows the benefits potentially payable to each of our executive officers if he or she were to be terminated without cause or resign for good reason. These amounts are calculated on the assumption that the employment termination took place on January 31, 2008 and, in the case of the equity benefits, that the termination followed a change in control of Netezza.

	Severance
Name	Payments	Medical/Dental(1)	Equity Benefits(2)

Jitendra S. Saxena	$472,309	$11,690	$3,415,370
James Baum	447,309	18,152	7,094,815
Patrick J. Scannell, Jr.	367847	18,152	1,571,100
Raymond Tacoma	550,695	18,152	1,413,107
Patricia Cotter	227,139	6,031	345,820

(1)	Calculated based on the estimated cost to us of providing these benefits.

(2)	This amount is equal to (a) the number of option shares that would accelerate, assuming a January 31, 2008 employment termination, multiplied by (b) the excess of $9.86, which represents the closing price of our common stock on NYSE Arca on January 31, 2008, over the exercise price of each option as applicable.

Director Compensation

In February 2007, our board, on the recommendation of the compensation committee, adopted a policy providing that we grant a stock option for 50,000 shares of our common stock:

•	to each new non-employee director upon his or her initial election to our board, and

•	to each non-employee director at such time as the option held by him or her becomes fully vested.

Those stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Those options vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 6.25% of the shares at the end of each successive three-month period following the first anniversary of grant through and including the fourth anniversary of grant, provided the optionholder continues to serve as a director on such dates. In addition, those options become vested in full upon an acquisition of Netezza.

In February 2007, our board granted an option for 50,000 shares on the terms described above to Messrs. Dintersmith, Dunst, Ferri and Zander, as well as to Sunil Dhaliwal, who served on our board until November 2007. The exercise price of these options was set at $6.70 per share, which was determined by our board of directors in February 2007 to equal the fair market value of our common stock on the date of grant. In June 2007, in connection with our pending initial public offering, our board of directors reassessed the fair market value of our common stock as of February 14, 2007 and retrospectively concluded for accounting purposes that the fair market value of our common stock as of February 14, 2007 was $8.00 per share. In November 2007, our board granted Mr. Gyenes an option for 50,000 shares on similar terms, at an exercise price equal to $14.00 per share, which was the closing price of our common stock on NYSE Arca on the date of grant.

In August 2007, on the recommendation of the compensation committee, our board of directors approved a compensation program for our non-employee directors, providing for the following annual cash compensation:

•	$20,000 for service on our board;

•	$5,000 for service on each committee on which the director serves (pro rated for any partial year of service); and

•	$2,500 for service as the Chairman of the audit committee (pro rated for any partial year of service).

The program was effective as of August 1, 2007, and therefore only one-half of these amounts were paid for fiscal 2008.

The following table sets forth the compensation received by our board of directors during fiscal 2008.

	Fees Earned or Paid in	Option Awards	All other
Name	Cash ($)	($)(1)	Compensation ($)	Total ($)

Sunil Dhaliwal(2)	6,467	—	—	6,467
Ted R. Dintersmith	15,000	55,783	—	70,783
Robert J. Dunst, Jr.	12,500	56,223	—	68,723
Paul J. Ferri	15,000	55,783	—	70,783
Peter Gyenes	3,478	12,761	—	16,239
Charles F. Kane	13,750	740	—	14,490
Edward J. Zander	15,000	55,783	—	70,783

(1)	Consists of the amount recognized in fiscal 2008 applying the modified prospective transition method under SFAS No. 123(R) with respect to these stock options granted to our directors, including amounts associated with awards granted prior to fiscal 2008. The grant date fair value, calculated in accordance with SFAS No. 123(R), of the option awards to Messrs. Dhaliwal, Dintersmith, Dunst, Ferri, and Zander was $237,500. The grant date fair value of the option award to Mr. Gyenes was $314,000. As of the end of fiscal 2008, Messrs. Dintersmith, Dunst, Ferri, Gyenes and Kane each held outstanding options for an aggregate of 50,000 shares of our common stock and Mr. Zander held outstanding options for 130,000 shares of our common stock.

(2)	Mr. Dhaliwal was granted an option for 50,000 shares of our common stock in February 2007 which terminated unvested when he resigned from our board of directors in November 2007.

In February 2008, our board of directors approved a new cash and equity compensation program for our non-employee directors. Under the new program, non-employee directors receive:

•	effective as of February 1, 2008, the following annual fees (with the amounts pro rated for any partial year of service in the relevant positions):

•	$35,000 for service on our board;

•	$10,000 for service on the audit committee ($20,000 for the Chairman);

•	$7,500 for service on the compensation committee ($15,000 for the Chairman);

•	$5,000 for service on the nominating and corporate governance committee ($10,000 for the Chairman);

•	$10,000 for a lead director, if any is elected; and

•	on the date of each Annual Meeting of Stockholders (beginning with the 2008 Annual Meeting), a grant of restricted shares with the following terms:

•	the number of shares granted each year will be equal to $60,000 divided by the closing price of our common stock on NYSE Arca on the date of grant,

•	the restricted shares will vest in full on the earlier of one year from the date of grant or an acquisition of Netezza, and would be forfeited in the event of the termination of the director’s service on the board prior to vesting; and

•	the restricted shares may not be sold or otherwise transferred prior to the earlier of an acquisition of Netezza or the termination of the director’s service on the board.

Non-employee directors were also reimbursed for expenses incurred in connection with attendance at board and committee meetings.

Compensation Committee Interlocks and Inside Participation

During fiscal 2008, the members of our compensation committee were Messrs. Dintersmith, Ferri and Zander. Mr. Gyenes replaced Mr. Dintersmith in February 2008. None of these persons is a current or former officer or employee of Netezza and none of them has been party to any related person transaction with us. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors.

Peter Gyenes (Chairman)
Paul Ferri
Edward Zander
Ted R. Dintersmith*

* Mr. Dintersmith served on the compensation committee until February 2008.

PROPOSAL 1
ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect each of James Baum, Peter Gyenes and Charles F. Kane as class I directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently serving on our board of directors as a class I director. Each of Mr. Baum, Mr. Gyenes and Mr. Kane has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein. Our board of directors recommends that you vote “FOR” the election of Messrs. Baum, Gyenes and Kane.

PROPOSAL 2
AMENDMENT TO OUR 2007 STOCK INCENTIVE PLAN

On March 17, 2007, our board of directors adopted, subject to stockholder approval, the 2007 Stock Incentive Plan, or the 2007 Plan. Our stockholders approved the plan in April 2007.

Currently, the 2007 Plan provides for issuance of up to following number of shares of our common stock: 2,000,000 plus three annual increases, beginning on February 1, 2008, in an amount equal to the lower of 3.5% of the outstanding shares on such date or an amount determined by our board of directors. On February 1, 2008, 2,015,679 shares were added to the shares issuable under the 2007 Plan. The 2007 Plan further provides that in no event will the number of shares available for equity awards be increased to the extent such increase, in addition to any other increases proposed by our board in the number of shares available for issuance under all other employee or director stock plans (which we refer to collectively as the Company Plans), would result in the total number of shares then available for issuance under the Company Plans exceeding 30% of the outstanding shares of our common stock on the first day of the applicable fiscal year.

In order to ensure that our board can grant valid incentive stock option awards under the 2007 Plan, we propose to amend the 2007 Plan by replacing the current restriction on increases under the Plan and instead provide that, notwithstanding the automatic increases described above, the number of shares that may be issued under the 2007 Plan will not exceed 15,000,000, any or all of which may be granted as incentive stock options.

Our board of directors believes that approval of the proposed amendment to our 2007 Plan to establish a maximum number of shares that could be issued under the plan is in the best interests of Netezza and our stockholders and recommends that you vote “FOR” this proposal.

Description of the 2007 Plan

Our board of directors has delegated the authority to administers the 2007 Plan to the compensation committee of the board of directors. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. Our officers, employees, consultants, advisors and directors, and those of any of our subsidiaries, are eligible to receive awards under the 2007 Plan. Under present law, however, incentive stock options qualifying under Section 422 of the Internal Revenue Code (which we refer to as the Code) may only be granted to our employees.

Stock options entitle the holder to purchase a specified number of shares of common stock at a specified option price, subject to the other terms and conditions contained in the option grant. Our compensation committee determines:

•	the recipients of stock options,

•	the number of shares subject to each option granted,

•	the exercise price of the option, which will be no less than the fair market value of our common stock on the date of grant,

•	the vesting schedule of the option (generally over five years for employees, with the initial vesting after a year, then equally over three-month periods, and partial acceleration (generally 10% or 20% of the shares covered by the option) upon an acquisition of Netezza),

•	the duration of the option (generally seven years, subject to earlier termination in the event of the termination of the optionee’s employment), and

•	the manner of payment of the exercise price of the option, including by cash, check, in connection with a “cashless exercise” through a broker, surrender of shares of our common stock, delivery to us of a promissory note, or any combination of these forms of payment.

Restricted stock awards entitle the recipient to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event of the termination of the recipient’s employment prior to the end of the vesting period for such award or if other conditions specified in the award are not satisfied. Our compensation committee determines:

•	the recipients of restricted stock,

•	the number of shares subject to each restricted stock award granted,

•	the purchase price, if any, of the restricted stock award,

•	the vesting schedule of the restricted stock award, and

•	the manner of payment of the purchase price, if any, for the restricted stock award.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Shares of our common stock tendered to us to exercise an award under the 2007 Plan will also be added to the number of shares of our common stock available for the grant of awards under the 2007 Plan. A participant may not be granted awards for more than 2,000,000 shares under the 2007 Plan in a calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. Awards generally cannot be sold or transferred by the participant unless our board determines otherwise.

As of March 31, 2008, approximately 290 persons were eligible to receive equity awards under the 2007 Plan, including our five executive officers and six non-employee directors. As of March 31, 2008, no shares had been issued under the 2007 Plan, 2,758,000 shares were subject to outstanding options and 1,260,679 shares were available for future awards. On March 31, 2008, the closing price of our common stock on NYSE Arca was $9.24 per share.

The preceding description of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2007 Plan may be obtained from our corporate secretary.

Grants under the 2007 Plan

The following table shows the options granted under the 2007 Plan, from its inception through March 31, 2008, to various categories of participants.

Total Option
Name	Shares Granted (#)

Jitendra S. Saxena,	300,000
Chief Executive Officer
James Baum,	200,000
President and Chief Operating Officer, nominee for director
Patrick J. Scannell, Jr.,	150,000
Senior Vice President and Chief Financial Officer
Raymond Tacoma,	150,000
Senior Vice President, Worldwide Sales
Patricia Cotter,	75,000
Vice President, Worldwide Customer Support & Manufacturing
Peter Gyenes,	50,000
nominee for director
Charles F. Kane,	0
nominee for director
All current executive officers, as a group	875,000
All current directors who are not executive officers, as a group	50,000
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5 percent of such options	0
All current employees as a group	2,703,000

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all options are exempt from, or comply with Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary of ours at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Netezza

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 31, 2008:

Number of Securities Remaining
Available for Future Issuance
	Number of Securities to	Weighted-Average	Under Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding Securities
	of Outstanding Options,	Outstanding Options,	Reflected in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)(1)

Equity compensation plans approved by security holders	9,414,667	$4.12	1,394,500	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,414,667	$4.12	1,394,500	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after January 31, 2008, the shares available for grant under the 2007 Stock Incentive Plan may instead be issued in the form of restricted stock, stock appreciation rights, or other equity-based awards.

(2)	Consists of 1,394,500 shares issuable under our 2007 Stock Incentive Plan as of January 31, 2008. Under the terms of our 2007 Stock Incentive Plan, the number of shares available for issuance automatically increased on February 1, 2008 by 2,015,679 shares and will increase on February 1, 2009 and February 1, 2010 by an amount equal to the lesser of (i) 3.5% of the outstanding shares on such date or (ii) an amount determined by our board of directors. Currently the number of shares available under our 2007 Stock Incentive Plan may not be increased to the extent such increase would result in the total number of shares then available for issuance under all our employee and director stock plans exceeding 30% of the outstanding shares our common stock on the first day of such fiscal year. If this Proposal 2 is approved by our stockholders at this Annual Meeting, this limit will be amended to provide that the maximum number of shares issuable under the 2007 Plan will not exceed 15,000,000.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

The audit committee of the board has selected the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our auditors for the fiscal year ending January 31, 2009. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the proposal is not approved by our stockholders at the 2008 Annual Meeting, the audit committee may reconsider its selection of PricewaterhouseCoopers LLP.

Our board of directors believes ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009 is in the best interests of Netezza and our stockholders and recommends that you vote “FOR” this proposal.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2008 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees that PricewaterhouseCoopers LLP billed us for each of the last two fiscal years.

	Fiscal Year	Fiscal Year
Type of Fee	2008	2007

Audit Fees(1)	$380,000	$373,612
Audit Related Fees(2)	$652,500	—
Tax Fees(3)	$339,000	$77,640
All Other Fees(4)	$5,000	—
Total	$1,376,500	$451,252

(1)	Audit fees consist of fees for the audit of our financial statements and the review of the interim financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” We paid $652,500 in audit related fees for fiscal 2008 to PricewaterhouseCoopers LLP for expenses relating to our initial public offering and diligence for potential acquisitions. We did not pay any audit-related fees in fiscal 2007.

(3)	Tax fees in fiscal 2007 consist of tax compliance, tax advice and tax planning services. Tax fees in fiscal 2008 consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and tax planning and reporting services, accounted for $299,000 in fiscal 2008 and $77,640 in fiscal 2007. Tax advice and tax planning services, which relate to assistance with tax audits and a transfer price study, accounted for $40,000 in fiscal 2008 and $0 in fiscal 2007. None of the tax fees billed in 2008 or 2007 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(4)	Other fees paid in fiscal 2008 relate to annual fees for on-line resource services and software. We did not pay any other fees in fiscal 2007 to PricewaterhouseCoopers LLP.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the Chairman of the audit committee the authority to approve specific audit and permitted non-audit services to be provided to us by our independent registered public accounting firm, and the associated fees. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

We did not approve any services provided to us by our independent registered public accounting firm in fiscal 2007 or fiscal 2008 using the “de minimis” exception under the Securities and Exchange Commission (SEC) rules.

OTHER MATTERS

The board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by us. In addition to solicitations by Internet and mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

Proposals of stockholders intended to be included in the proxy statement for our 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at our principal office not later than January 7, 2009.

If a stockholder wishes to nominate a director candidate directly for election by the stockholders at the 2009 Annual Meeting (rather than proposing such director nominee to the nominating and corporate governance committee), the stockholder nominating a candidate or candidates must provide notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting, so no earlier than February 6, 2009 or later than March 8, 2009. However, in the event that the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s Annual Meeting, so to a date before May 17, 2009 or after August 5, 2009, a stockholder’s notice must be received not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to such Annual Meeting and (B) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever occurs first. Our By-laws specify the information the notice for the director nomination should contain to be effective.

If a stockholder wishes to make a proposal at the 2009 Annual Meeting, other than a proposal that would be included in our proxy statement pursuant to Rule 14a-8, that relates to any other matter, the stockholder’s notice must be received in writing by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting, so no earlier than February 6,

2009 or later than March 8, 2009. However, in the event that the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s Annual Meeting, so to a date before May 17, 2009 or after August 5, 2009, a stockholder’s notice must be received not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to such Annual Meeting and (B) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever occurs first. The adjournment or postponement of an Annual Meeting (or the public announcement of the same) does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Our By-laws specify the information the notice should contain to be effective.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of copies of reports filed by our directors and executive officers pursuant to Section 16(a) or written representations by the persons required to file these reports, we believe that during fiscal 2008 all of our directors, officers and 10% stockholders have filed the required reports except Foster Hinshaw, who was a 10% stockholder on the effective date of the registration statement relating to our initial public offering in July 2007 and did not file a Form 3. Mr. Hinshaw is no longer a 10% stockholder.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call us at (508) 665-6800 or write to us at the following address:

BEFORE MAY 27, 2008	AFTER MAY 27, 2008

Netezza Corporation 200 Crossing Boulevard, Framingham, Massachusetts 01702 Attention: Investor Relations	Netezza Corporation 26 Forest Street Marlborough, Massachusetts 01752 Attention: Investor Relations

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Patrick J. Scannell, Jr.,
Secretary

May 7, 2008

Our Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

NETEZZA CORPORATION
2007 STOCK INCENTIVE PLAN
1. Purpose
     The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Netezza Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
     All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.
3. Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
4. Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:
          (1) 2,000,000 shares of Common Stock; plus
          (2) an annual increase to be added on the first day of each of the Company’s fiscal years in the fiscal year ending January 31, 2009, January 31, 2010 and January 31, 2011 equal to the lesser of (i) 3.5 % of the outstanding shares on such date or (ii) an amount determined by the Board.
     Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan exceed 15,000,000, any or all of which may be granted as incentive stock options.
     If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
     (b) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
     (c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options
     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
     (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Netezza Corporation or any of Netezza Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
     (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date and the date of grant is deemed to be the date the Board approved the Option (rather than such future date), the exercise price shall be not less than 100% of the Fair Market Value on such future date.
     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.
     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
          (3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
          (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or
          (5) by any combination of the above permitted forms of payment.
6. Stock Appreciation Rights.
     (a) General. The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.
     (b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

     (c) Grant Price. The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
     (d) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
7. Restricted Stock; Restricted Stock Units
     (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
     (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
     (c) Additional Provisions Relating to Restricted Stock.
          (1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.
          (2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the

“Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
     (d) Additional Provisions Relating to Restricted Stock Units.
          (1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.
          (2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
          (3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.
8. Other Stock-Based Awards
     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9. Adjustments for Changes in Common Stock and Certain Other Events.
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share-

and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (b) Reorganization Events.
          (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
          (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the

Board shall not be obligated by the Plan to treat all Awards, or Awards of the same type, identically.
          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
          (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
10. General Provisions Applicable to Awards
     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     (e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (A) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (B) the change is permitted under Section 9 hereof.
     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
11. Miscellaneous
     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the Participant’s rights under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

     (e)  Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     (f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.
     (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - James Baum *	☐	☐	02 - Peter Gyenes *	☐	☐	03 - Charles F. Kane *	☐	☐

* each to serve until the 2011 Annual Meeting of Stockholers.

	For	Against	Abstain		For	Against	Abstain

2. To amend our 2007 Stock Incentive Plan to establish a maximum number of shares that could be authorized under the plan.	☐	☐	☐	3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009.	☐	☐	☐

B	Non - Voting Items
Change of Address — Please print your new address below.	Comments— Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

2008 Annual Meeting Admission Ticket
2008 Annual Meeting of
Netezza Corporation Stockholders
June 6, 2008 at 10:00 am Local Time
WilmerHale
60 State Street
Boston, MA 02109

Upon arrival, please present this admission ticket
and photo identification at the registration desk.
▼    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Netezza Corporation

2008 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2008
The undersigned, revoking all prior proxies, hereby appoints Patrick J. Scannell, Jr. and Michael Crowley and each of them, with full power of substitution , as proxies to represent and vote as designated hereon, all shares of common stock of Netezza Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, 10:00 a.m. (local time) and at any postponements or adjournments thereof. None of the following proposals is conditioned upon the approval of any other proposal.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote your shares over the Internet or by telephone, please do not return your proxy card.
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD
PROMPTLY USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.